Exhibit 32

Written Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chairman and Chief Executive Officer and the Senior Vice President and Chief Financial Officer of Trex Company, Inc. (the “Company”), each hereby certifies that, on the date hereof:

(a) the Annual Report on Form 10-K of the Company for the Year Ended December 31, 2006, as amended by the Form 10-K/A filed on the date hereof with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 6, 2007	/s/ ANTHONY J. CAVANNA
Anthony J. Cavanna
Chairman and Chief Executive Officer

Date: June 6, 2007	/s/ PAUL D. FLETCHER
Paul D. Fletcher
Senior Vice President and Chief Financial Officer